Comparison of change in value of $10,000 investment in Dreyfus Premier Aggressive Growth Fund Class A shares and the Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:



PERIOD            Dreyfus Premier             Standard &
                 (Aggressive                  Poor's 500
                  Growth Fund                 Composite Stock
9/30/91           Class A shares)             Price Index *
9/30/92
9/30/93            9,426                      10,000
9/30/94           10,678                      11,104
9/30/95           11,963                      12,544
9/30/96           11,784                      13,006
9/30/97           13,105                      16,870
9/30/98           13,011                      20,298
9/30/99           14,004                      28,504
9/30/00            6,290                      31,092
9/30/01            7,854                      39,733
                  10,393                      45,006
                   5,324                      33,028
*Source: Lipper Inc.



 Comparison of change in value of $10,000 investment in Dreyfus Premier Growth and Income Fund Class A shares,
 Class B shares, Class C shares and Class R shares and the Standard & Poor's 500 Composite Stock Price Index



EXHIBIT A:

               Dreyfus        Dreyfus     Dreyfus       Dreyfus
               Premier        Premier     Premier       Premier      Standard &
              Growth and    Growth and   Growth and   Growth and     Poor's 500
                Income        Income       Income       Income       Composite
                 Fund          Fund         Fund         Fund          Stock
    PERIOD     (Class A      (Class B     (Class C     (Class R        Price
               shares)        shares)     shares)       shares)       Index *



12/29/95       9,427           10,000     10,000          10,000        10,000
9/30/96       13,974          14,714     14,727          14,838        11,349
9/30/97       16,895          17,670     17,657          18,139        15,937
9/30/98       15,711          16,311     16,309          16,889        17,385
9/30/99       19,046          19,615     19,619          20,494        22,216
9/30/00       21,251          21,727     21,747          22,835        25,164
9/30/01       17,053          17,212     17,329          18,380        18,468


*Source: Lipper Inc.



 Comparison of change in value of $10,000 investment in Dreyfus Premier Emerging Markets Fund Class A shares,
 Class B shares, Class C shares and Class R shares and the Morgan Stanley Capital International Emerging Markets Free Index

EXHIBIT A:


                                                                     Morgan
               Dreyfus    Dreyfus    Dreyfus        Dreyfus          Stanley
               Premier    Premier    Premier        Premier          Capital
               Emerging   Emerging   Emerging       Emerging      International
               Markets    Markets    Markets        Markets          Emerging
                 Fund       Fund       Fund           Fund           Markets
    PERIOD     (Class A   (Class B   (Class C       (Class R          Free
               shares)    shares)    shares)        shares)          Index *



3/31/98       9,427       10,000     10,000        10,000           10,000
9/30/98       5,460       5,768      5,768         5,800            5,959
9/30/99       8,939       9,361      9,378         9,513            9,327
9/30/00       9,646       10,020     10,045        10,289           9,365
9/30/01       6,897       6,926      7,120         7,350            6,260



*Source: Lipper Inc.